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                                                                     Exhibit 2.5

              Dated                                November 1997



                                 GIACOMO GRASSI
                               FABRIZIO LAMBERTINI                  (1)



                        ASPECT VISION HOLDINGS LIMITED             (2)



                                       AND



                           THE COOPER COMPANIES, INC.               (3)



                 ----------------------------------------------

                                    Agreement
                            for the sale and purchase
                         of 32.06% of the issued capital
                         of ASPECT VISION ITALIA S.R.L.

                 ----------------------------------------------




                                 CAMERON MCKENNA
                                   MITRE HOUSE
                              160 ALDERSGATE STREET
                                 LONDON EC1A 4DD

                               T+44(0)171 367 3000
                               F+44(0)171 367 2000


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                                TABLE OF CONTENTS

1. Definitions and interpretation.....................................1
2. Condition..........................................................4
3. Sale and purchase..................................................5
4. Consideration......................................................5
5. Completion.........................................................6
6. Waiver of pre-emption rights.......................................6
7. Put and Call Options...............................................7
8. Grassi Covenants...................................................8
9. RTPA...............................................................8
10. Announcements.....................................................8
11. Assignment........................................................9
12. Remedies cumulative...............................................9
13. Waiver, variation and release.....................................9
14. Costs and expense................................................10
15. Notices..........................................................10
16. Counterparts.....................................................11
17. Language.........................................................11
18. Invalidity.......................................................11
19. Agreement to continue in full force and effect...................11
20. Confidentiality..................................................11
21. Governing law and jurisdiction...................................12
Schedule 1 The Vendors...............................................14

Schedule 2 Completion................................................15

Part 1 - Delivery of documents by Vendors............................15
Part 2 - Delivery of documents and actions by the Purchaser..........15
Part 3 - Delivery of documents and actions by TCC....................16

Schedule 3 Documents in the agreed terms.............................17

Schedule 4 Deed of Sale and Transfer.................................18

Schedule 5 Conduct of business pending Completion....................19


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THIS AGREEMENT is made the            day of November 1997

BETWEEN:-

(1) The persons whose names and addresses are set out in COLUMN 1 of SCHEDULE 1 (the "Vendors"); and

(2) ASPECT VISION HOLDINGS LIMITED (registered in England with number 3448379) whose registered office is at Mitre House, 160 Aldersgate Street, London, EC1A 4DD (the "Purchaser"); and

(3) THE COOPER COMPANIES, INC. a company incorporated in Delaware whose principal office is at 6140 Stoneridge Mall Road, Suite 590, Pleasanton CA 94588 ("TCC").

WHEREAS:-

(A)  The Vendors are each quotaholders in the Company.

(B) The Purchaser wishes to purchase 32.06% of the issued capital of the Company from the Vendors and the Vendors have each agreed to sell their respective quotaholdings in the Company in each case upon and subject to the terms and conditions of this Agreement.

WHEREBY IT IS AGREED as follows:-

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following words and expressions have the meanings set opposite them:

     "AFFILIATE":                   in relation to any body corporate, any
                                    Holding Company or subsidiary undertaking of such body corporate or any subsidiary undertaking of a Holding Company of such body corporate;

     "AGREEMENT":                   this Agreement including its recitals and
                                    the schedules hereto;

     "BUSINESS DAY":                a weekday (other than a Saturday) when banks
                                    are open for business in London;

     "CA 85":                       Companies Act 1985;

     "CALL OPTION":                 the call option over the Purchase Quotas
                                    granted by Mr. Grassi to the Purchaser
                                    pursuant to CLAUSE 7.1.2 below;

     "CASH CONSIDERATION":          the cash consideration payable for the
                                    Quotas as specified in CLAUSE 4.1;


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     "COMPANY":                     means Aspect Vision Italia S.r.l., a company
                                    registered in Italy under number 325566
                                    whose registered office is at 27 Via P.
                                    Lomazzo, Milan, Italy;

     "COMPLETION":                  completion of the sale and purchase of the
                                    Quotas pursuant to this Agreement;

     "CONDITION":                   the condition referred to in CLAUSE 2.1;

     "CONFIDENTIAL INFORMATION":    all information received or obtained by the
                                    Vendors or supplied to the Vendors in the negotiations leading to this Agreement and which relates to TCC or any of its subsidiaries;

     "DEED OF CONTRIBUTION":        the deed of contribution in the agreed terms
                                    to be entered into at Completion between the Purchaser, the Vendors and others;

     "DEED OF SALE AND TRANSFER":   the deed of sale and transfer, the form of
                                    which is set out in SCHEDULE 4, transferring the Quotas held by the Vendors to the Purchaser or its nominee(s)

     "ENCUMBRANCE":                 any interest or equity of any person
                                    (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

     "EXERCISE NOTICE":             a written notice served upon Mr. Grassi by
                                    the Purchaser exercising the Call Option and/or a written notice served upon the Purchaser by Mr. Grassi exercising the Put
                                    Option;

     "GRASSI COVENANTS":            the covenants set out in CLAUSE 8 below;

     "HOLDING COMPANY":             a holding company within the meaning
                                    ascribed to such expression by sections 736 and 736A, CA 85;

     "MR GRASSI":                   Giacomo Grassi, one of the Vendors;

     "NON-COMPETITION AGREEMENTS":  the agreements in the agreed terms to be entered into at Completion between the
                                    Purchaser and the Vendors relating to the protection of, inter alia, the goodwill of the business of the Company;

     "OPTION PERIOD":               the period commencing on the date hereof and
                                    terminating on the date of the third
                                    anniversary of this Agreement;

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     "OPTIONS":                     the Call Option and the Put Option;

     "PROCEEDINGS":                 any proceeding, suit or action arising out
                                    of or in connection with this Agreement;

     "PURCHASE NOTES":              the loan notes in the agreed terms to be
                                    issued to the Vendors at Completion by the Purchaser and guaranteed by TCC;

     "PURCHASE QUOTAS"              quotas having a nominal value of Lire
                                    143,295,000;

     "PURCHASER'S ITALIAN LAWYERS": Gianni Origoni & Partners of Piazza
                                    Belgiolso 2, 20121 Milan, Italy (whose
                                    London address is 40 Basinghall Street,
                                    London EC2V 5DE);

     "PUT OPTION":                  the put option over the Purchase Quotas
                                    granted by the Purchaser to Mr. Grassi
                                    pursuant to CLAUSE 7.1.1 below;

     "QUOTAS":                      the quotas in the capital of the Company set
                                    out in COLUMN (2) of SCHEDULE 1;

     "RTPA":                        Restrictive Trade Practices Act 1976;

     "SERVICE AGREEMENTS":          the service agreements in the agreed terms
                                    to be entered into between Aspect Vision
                                    Care Limited and each of the Vendors;

     "SERVICE DOCUMENT":            a writ, summons, order, judgement or other
                                    document relating to or in connection with any Proceedings;

     "STOCK EXCHANGE":              London Stock Exchange Limited;

     "SUBORDINATION AGREEMENT":     the subordination agreement in the agreed
                                    terms to be entered into at Completion
                                    between TCC, Keybank National Association and the holders of the Purchase Notes;

     "SUBSIDIARY":                  a subsidiary within the meaning ascribed to
                                    such expression by sections 736 and 736A, CA 85;

     "SUBSIDIARY UNDERTAKING":      a subsidiary undertaking within the meaning
                                    ascribed to such expression by section 258, CA 85;

     "UMBRELLA AGREEMENT":          the umbrella agreement of even date herewith
                                    relating to, inter alia, the sale and
                                    purchase of the Quotas entered into between the Purchaser, Mr Anthony D. Galley and TCC;

     "VAT":                         value added tax;

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     "VENDORS' SOLICITORS":         Travers Smith Braithwaite of 10 Snow Hill,
                                    London, EC1A 2AL; and

     "IN THE AGREED TERMS":         in the form agreed between the Vendors and
                                    the Purchasers and signed for the purposes of identification by or on behalf of each party.

1.2 The table of contents and headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.3 Unless the context otherwise requires words denoting the singular shall include the plural and vice versa, references to any gender shall include all other genders and references to persons shall include bodies corporate, unincorporated associations and partnerships in each case whether or not having a separate legal personality. References to the word "include" or "including" are to be construed without limitation.

1.4 References to recitals, schedules and clauses are to recitals and schedules to and clauses of this Agreement unless otherwise specified and references within a schedule to paragraphs are to paragraphs of that schedule unless otherwise specified.

1.5 References in this Agreement to any statute, statutory provision or EC Directive include a reference to that statute, statutory provision or EC Directive as amended, extended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statute, statutory provision or EC Directive.

1.6 References to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include that which most approximates in that jurisdiction to the English legal term.

1.7 Any reference to "writing" or "written" includes faxes and any non-transitory form of visible reproduction of words.

1.8 References to times of the day are to London time and references to a day are to a period of 24 hours running from midnight to midnight.

2.   CONDITION

2.1  Condition precedent

     Subject to CLAUSE 2.3, this Agreement is subject to and conditional upon satisfaction of the condition in clause 2.1 of the Umbrella Agreement.

2.2  Time limit for satisfaction of Condition

     If the condition in CLAUSE 2.1 has not been fulfilled or waived (by mutual agreement of the parties) by 31 December 1997 (or by such later date as may be agreed in writing between the parties) this Agreement shall thereupon become

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     null and void ab initio and none of the parties shall have any rights against any other party hereunder.

2.3  Operative provisions

     Notwithstanding CLAUSE 2.1, CLAUSES 10, 12-18 (inclusive), 21 and 22 shall come into force on the execution and exchange of this Agreement and the remainder of this Agreement shall come into force on the fulfilment and/or waiver of the Condition.

2.4  Conduct of business pending Completion

     Each of the Vendors hereby undertakes to the Purchaser, to the extent that they are able, to procure that the Company is run as set out in SCHEDULE 5 in respect of the period prior to Completion.

3.   SALE AND PURCHASE

3.1  Obligation to sell and purchase and free from Encumbrances

     Subject to the terms of this Agreement each of the Vendors shall sell, with effect from 1 November 1997, with full title guarantee and free from Encumbrances those Quotas set opposite his name in COLUMN (2) of SCHEDULE 1 and the Purchaser shall purchase such Quotas together with all rights attaching thereto with effect from 1 November 1997.

3.2  Dividends and distributions

     From Completion the Vendors shall transfer to the Purchaser all dividends and distributions declared, paid or made by the Company to the Vendors in respect of the Quotas on or after 1 November 1997.

3.3  Sale of all Quotas

     The Purchaser shall not be obliged to complete the purchase of any of the Quotas hereunder unless the purchase of all the Quotas is completed simultaneously.

4.   CONSIDERATION

4.1  Consideration

     The consideration for the Quotas shall be:

     4.1.1 the sum of 'L'173,705 payable in cash; and

     4.1.2 the sum of 'L'377,239 to be satisfied by the issue of the Purchase Notes.

4.2  Entitlement to consideration

     The consideration shall be allocated such that:

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     4.2.1 the Cash Consideration shall belong to the Vendors in the proportions set opposite their respective names in COLUMN (3) of SCHEDULE 1; and

     4.2.2 the Purchase Notes shall be issued to the Vendors in the proportions set opposite their respective names in COLUMN (4) of SCHEDULE 1.

4.3  Reduction in consideration

     Any payment made by the Vendors pursuant to the operation of the Deed of Contribution and clause 10 of the Umbrella Agreement, or any other payment made pursuant to this Agreement, shall be deemed to be pro tanto a reduction in the price paid for the Quotas under this Agreement.

4.4  Guarantee of Purchase Notes

     TCC agrees to guarantee the obligations of the Purchaser in respect of the Purchase Notes on the terms set out in the Purchase Notes.

5.   COMPLETION

5.1  Time and location

     Subject as provided in CLAUSE 5.4, Completion shall take place at the Milan offices of the Purchaser's Italian Lawyers on the fifth day following satisfaction or waiver of the Condition or at such other place and/or on such other date as may be agreed in writing between the Purchaser and each of the Vendors.

5.2  Vendors' obligations

     At Completion the Vendors shall deliver to the Purchaser each of the documents listed in PART 1 of SCHEDULE 2.

5.3  Purchaser's obligations

     Subject to the Vendors complying with their obligations under CLAUSE 5.2, the Purchaser shall at Completion deliver the documents and effect the actions listed in PART 2 of SCHEDULE 2.

5.4  TCC's obligations

     Subject to the Vendors complying with their obligations under CLAUSE 5.2, TCC shall at Completion deliver the documents and effect the transactions listed in PART 3 of SCHEDULE 2.

5.5  Failure to comply

     If in any respect material to the Purchaser the provisions of CLAUSE 5.2 and PART 1 of SCHEDULE 2 or if in any respect material to the Vendors the provisions of CLAUSES 5.3 and 5.4 and PARTS 2 and 3 of SCHEDULE 2 are not complied with on the date of Completion applicable under CLAUSE 5.1, the Purchaser or, as the case may be, the Vendors shall not be obliged to complete this Agreement and may:-

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     5.5.1 defer Completion to a date not more than twenty-eight days after the date set by CLAUSE 5.1 (and so that the provisions of this CLAUSE 5.5 shall apply to Completion as so deferred); or

     5.5.2 proceed to Completion so far as practicable and without prejudice to their rights under this Agreement; or

     5.5.3 rescind this Agreement without prejudice to their rights and remedies under this Agreement; or

     5.5.4 waive all or any of the requirements contained in CLAUSE 5.2 or, as the case may be, CLAUSES 5.3 and 5.4, at their discretion.

6.   WAIVER OF PRE-EMPTION RIGHTS

     The Vendors by their execution of this Agreement hereby waive any pre-emption rights in respect of the Quotas conferred on them under the articles of association of the Company or otherwise.

7.   PUT AND CALL OPTIONS

7.1  Grant of Options

     7.1.1 The Purchaser hereby grants to Mr Grassi an option exercisable during the Option Period to require the Purchaser to purchase the Purchase Quotas.

     7.1.2 Mr Grassi hereby grants to the Purchaser an option exercisable during the Option Period to require Mr Grassi to sell to the Purchaser the Purchase Quotas.

     7.1.3 The Options shall only be exercisable in respect of all of the Purchase Quotas and shall not be capable of being exercised in respect of part of the Purchase Quotas.

7.2  Exercise of Options

     7.2.1 Completion of the exercise of either the Put Option or the Call Option shall determine all rights in connection with the other.

     7.2.2 The Put Option shall be exercisable by Mr Grassi serving upon the Purchaser an Exercise Notice which shall thereupon become binding upon the Purchaser and Mr Grassi.

     7.2.3 The Call Option shall be exercisable by the Purchaser serving upon Mr Grassi an Exercise Notice which shall thereupon become binding upon Mr Grassi and the Purchaser.

     7.2.4 An Exercise Notice when served (whether upon the Purchaser or Mr Grassi) shall be irrevocable.

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     7.2.5 Completion of the exercise of either Option shall be held within 5
           Business Days of receipt of an Exercise Notice at such time and place as Mr Grassi and the Purchaser may agree or, if the parties fail to agree, at the offices in Milan of the Purchaser's Italian Lawyers at 2 p.m. (Italian time) on the fifth Business Day following receipt of the Exercise Notice.

     7.2.6 At completion of the exercise of either Option, Mr Grassi shall execute a deed of sale and transfer (in substantially the same form as the Deed of Sale and Transfer) in respect of the Purchase Quotas in favour of the Purchaser (or as it may direct).

     7.2.7 Upon execution by Mr Grassi of the deed of sale and transfer as aforesaid in CLAUSE 7.2.6 above in respect of the Purchase Quotas, the Purchaser shall pay consideration (which is to be agreed between the Purchaser and Mr Grassi) by way of cash and/or an issue of loan notes (such loan notes to be in substantially the same form as the Purchase Notes). The proportion of the consideration to be paid in cash and, if any, loan notes is to be agreed between the Purchaser and Mr Grassi.

     7.2.8 If Mr Grassi shall fail to execute a deed of sale and transfer of the Purchase Quotas at completion then Mr Grassi shall forthwith execute, before a duly appointed notary public in Italy, a power of attorney irrevocably authorising and appointing the Purchaser (acting by any director of the Purchaser or any person duly authorised by the directors of the Purchaser) as his attorney to execute on his behalf any such deed of sale and transfer of the Purchase Quotas and any indemnity for any document of title not so delivered.

8. GRASSI COVENANTS

8.1 Mr Grassi hereby covenants that after Completion he will not at any time sell, transfer, assign, pledge or undertake to sell, transfer, assign or pledge, or otherwise dispose of any quotas he holds in the issued capital of the Company to any person other than to the Purchaser.

8.2 Mr Grassi further covenants that for so long as he is a quotaholder in AVI he will be not be concerned or engaged in any business within any country in the European Union which competes (directly or indirectly) with any business in which the Company is engaged.

8.3 Mr Grassi hereby undertakes to indemnify and keep the Purchaser indemnified from and against and in respect of and to pay on demand to the Purchaser an amount equivalent to any cost, expense, liability or risk of a fiscal nature that the Purchaser may incur following any claim of a fiscal nature in connection with the transfer by Mr Grassi of the Quotas and the Purchase Quotas.

9.   RTPA

9.1 If there is any provision of this Agreement, or of any agreement or arrangement of which this Agreement forms part, which causes or would cause this Agreement or that agreement or arrangement to be subject to registration under the RTPA,

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     then that provision shall not take effect until the day after particulars of this Agreement or of that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24, RTPA.

9.2  The Purchaser shall furnish such particulars as are referred to in CLAUSE
     9.1 as soon as is reasonably practicable after the date of this Agreement and within the time limits specified in the RTPA and the Vendors undertake to provide such information and assistance as the Purchaser may reasonably require in connection therewith.

10.  ANNOUNCEMENTS

10.1 Restrictions on announcements

     No announcement shall be made in relation to the subject matter of this Agreement or a matter ancillary to this Agreement without the prior written consent of the other party save as may be required by any:-

     10.1.1 law;

     10.1.2 existing contractual arrangements; or

     10.1.3 the Stock Exchange or the Panel on Takeovers and Mergers or any other applicable regulatory authority to which the Vendors are subject where such requirement has the force of law,

     provided such communication shall be made only after consultation with the other party.

10.2 Continuing effect

     The restrictions contained in this clause shall continue to apply after Completion without limit in time.

10.3 Legal and regulatory requirements

     The Purchaser and the Vendors undertake to provide all such information known to them or which on reasonable enquiry ought to be known to them as may reasonably be required by the Vendors or the Purchaser for the purpose of complying with the requirements of law or of any applicable regulatory authority to which either party is subject where such requirement has the force of law.

11. ASSIGNMENT

11.1 No party may assign the benefit of this Agreement whether absolutely or by way of security except in the case of an absolute assignment of all or part by the Purchaser to an Affiliate of the Purchaser and provided and so long as it remains an Affiliate (failing which the benefit of this Agreement shall no longer be available to such assignee nor to any assignor) save that the Purchaser may assign such benefit absolutely or by way of security to a person other than an Affiliate of the Purchaser with the prior consent in writing of the Vendors such consent

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     not to be unreasonably withheld or delayed and any purported assignment in contravention of this clause shall be ineffective.

11.2 Subject to CLAUSE 11.1, this Agreement shall be binding upon and enure for the benefit of the personal representatives and assigns and successors in title of each of the parties.

12.  REMEDIES CUMULATIVE

12.1 The rights, powers and remedies provided in this Agreement or expressly referred to herein are cumulative and do not exclude any rights, powers or remedies provided by law or by any other document other than this Agreement.

12.2 Nothing in this Agreement or in any document in the agreed terms shall be read or construed as excluding any liability or remedy as a result of fraud.

13.  WAIVER, VARIATION AND RELEASE

13.1 No omission to exercise or delay in exercising on the part of any party to this Agreement any right, power or remedy provided by law or under this Agreement shall constitute a waiver of such right, power or remedy or any other right, power or remedy or impair such right, power or remedy. No single or partial exercise of any such right, power or remedy shall preclude or impair any other or further exercise thereof or the exercise of any other right, power or remedy provided by law or under this Agreement.

13.2 Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. Unless otherwise expressly stated any waiver shall be effective only in the instance and only for the purpose for which it is given.

13.3 No variation to this Agreement shall be of any effect unless it is agreed in writing and signed by or on behalf of each party.

14.  COSTS AND EXPENSE

14.1 General

     Save as otherwise stated in this Agreement or in the Umbrella Agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and other agreements forming part of the transaction.

14.2 Group companies to pay no costs

     For the avoidance of doubt, neither the Company nor any of its subsidiaries shall pay any legal or other professional charges and expenses in connection with any investigation of the affairs of the Company or the negotiation, preparation, execution and carrying into effect of this Agreement or any other agreement forming part of the transaction.

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15.  NOTICES

15.1 Any communication to be given in connection with the matters contemplated by this Agreement shall except where expressly provided otherwise be in writing and shall either be delivered by hand or sent by pre-paid registered post or sent by air mail. Delivery by courier shall be regarded as delivery by hand.

15.2 Such communication shall be sent to the address of the relevant party referred to in this Agreement or to such other address as may previously have been communicated to the other party in accordance with this clause. Each communication shall be marked for the attention of the relevant person.

15.3 A communication shall be deemed to have been served:-

     15.3.1 if delivered by hand at the address referred to in CLAUSE 15.2, at the time of delivery;

     15.3.2 if sent by pre-paid registered post to the address referred to in CLAUSE 15.2, at the expiration of four clear days after the time of posting; and

     15.3.3 if sent by air mail to the address referred to in CLAUSE 15.2, at the expiration of five clear days after posting.

     If a communication would otherwise be deemed to have been delivered outside of normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business Day) in the time zone of the territory of the recipient under the preceding provisions of this clause, it shall be deemed to have been delivered at the opening of business on the next Business Day.

15.4 In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a pre-paid registered letter or air mail letter.

15.5 A party may notify the other parties to this Agreement of a change to its name, relevant person or address for the purposes of CLAUSE 15.2 PROVIDED THAT such notification shall only be effective on:-

     15.5.1 the date specified in the notification as the date on which the change is to take place; or

     15.5.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

15.6 For the avoidance of doubt, the parties agree that the provisions of this clause shall not apply in relation to the service of Service Documents.

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16.  COUNTERPARTS

16.1 This Agreement may be executed in any number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart.

16.2 Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same Agreement.

17.  LANGUAGE

17.1 This Agreement is drawn up in the English language and if this Agreement is translated into any language other than English, the English language text shall prevail.

17.2 Each notice, instrument, certificate or other communication to be given by one party to another hereunder or in connection with this Agreement shall be in the English language (being the language of negotiation of this Agreement) and in the event that such notice, instrument, certificate or other communication or this Agreement is translated into any other language, the English language text shall prevail.

18.  INVALIDITY

     Each of the provisions of this Agreement is severable. If any such provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability in that jurisdiction of the remaining provisions of this Agreement of that provision or any other provision of this Agreement, shall not in any way be affected or impaired thereby.

19.  AGREEMENT TO CONTINUE IN FULL FORCE AND EFFECT

     This Agreement shall, to the extent that it remains to be performed, continue in full force and effect notwithstanding Completion.

20.  CONFIDENTIALITY

20.1 The Vendors hereby undertake with the Purchaser that they shall both during and after the term of this Agreement keep confidential and not directly or indirectly reveal, report, publish, disclose or transfer or use for their own or any other purposes Confidential Information except:-

     20.1.1 in the circumstances set out in CLAUSE 20.2; or

     20.1.2 to the extent otherwise expressly permitted by this Agreement; or

     20.1.3 with the prior consent in writing of the party to whose affairs such Confidential Information relates.

20.2 The circumstances referred to in CLAUSE 20.1.1 above are:-

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     20.2.1 where the Confidential Information, before it is furnished to or comes into the knowledge or possession of any of the Vendors, is in the public domain; or

     20.2.2 where the Confidential Information, after it is furnished to or comes into the knowledge or possession of the Vendors enters the public domain otherwise than as a result of (a) a breach by any of the Vendors of their obligations in this CLAUSE 20 or (b) a breach by the person who disclosed that Confidential Information of his confidentiality obligation and the relevant Vendor is aware of such breach; or

     20.2.3 if and to the extent that any of the Vendors make disclosure of the Confidential Information to any person:

            (a) in compliance with any requirement of law; or

            (b) in response to a requirement of the Stock Exchange or the Panel on Take-overs and Mergers or any other applicable regulatory authority to which any of the Vendors are subject where such requirement has the force of law; or

            (c) in order to obtain tax or other clearances or consents from the
                Inland Revenue or other relevant taxing or regulatory authorities; or

     20.2.4 to the consultants and professional advisers of the Vendors, in each case on the basis that they will comply with the Vendors' obligations of confidence hereunder,

     PROVIDED THAT any such information disclosable pursuant to CLAUSES 20.2.3
     (a), (b) OR (c) shall be disclosed to the extent permitted by law and only after consultation with the other party.

20.3 The restrictions contained in this clause shall continue to apply after the Completion without limit in time.

21.  GOVERNING LAW AND JURISDICTION

21.1 English law

     This Agreement shall be governed by and construed in accordance with English law.

21.2 Courts of England and Wales

     The parties to this Agreement irrevocably agree that the courts of England shall have the non-exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts.

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21.3 Acceptance by Vendors

     For the avoidance of doubt, the Vendors expressly and specifically agree and accept the terms of this clause and sign below in recognition of this fact.

AS WITNESS the hands of the parties or their duly authorised representatives on the date first appearing at the head of this Agreement.

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                                   SCHEDULE 1
                                   THE VENDORS

        (1)                     (2)               (3)                 (4)
     Name and             Value of Quotas    Entitlement to      Entitlement to
   address and                (Lire)              Cash              Purchase
 facsimile number                             Consideration           Notes
     (if any)                                 ('L'Sterling)       ('L'Sterling)

Giacomo Grassi of           34,392,000          139,271             273,937
Via Losanna 29,
20124 Milan

Fabrizio Lambertini of      11,464,000          34,434              103,302
Via Livio Pentimalli 46,
236 Rome
                            ----------          -------             -------
Totals                      45,856,000          173,705             377,239
                            ----------          -------             -------

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                                   SCHEDULE 2
                                   COMPLETION

                    PART 1 - DELIVERY OF DOCUMENTS BY VENDORS

On Completion, the Vendors shall:-

1.   execute the Deed of Sale and Transfer before an Italian notary public;

2. deliver to the Purchaser the Service Agreements duly executed by the Vendors;

3. deliver to the Purchaser the Non Competition Agreements duly executed by the Vendors;

4. deliver to the Purchaser a counterpart Subordination Agreement duly executed by the Vendors;

5. deliver to the Purchaser a counterpart of the Deed of Contribution duly executed by the Vendors; and

6. deliver to the Purchaser such waivers, consents or other documents (including any power of attorney under which any document required to be delivered under PART 1 of this SCHEDULE 2 has been executed) in the agreed terms to enable the Purchaser and its nominee(s) to be registered as the holders of the Quotas sold by the Vendors.

           PART 2 - DELIVERY OF DOCUMENTS AND ACTIONS BY THE PURCHASER

     Subject as provided in CLAUSE 5.3, on Completion the Purchaser shall:-

1. pay the Cash Consideration by way of electronic transfer for same day value to the Vendors' Solicitors who are irrevocably authorised to receive the same and whose receipt shall be an effective discharge of the Purchaser's obligation to pay such sum and the Purchaser shall not be concerned to see to the application or be answerable for the loss or misapplication of such sums;

2.   execute the Deed of Sale and Transfer before an Italian notary public;

3. deliver a counterpart of the Deed of Contribution duly executed by the Purchaser;

4. counterparts of the Non Competition Agreements duly executed by the Purchaser;

5. deliver certificates in respect of the Purchase Notes, duly issued, to such of the Vendors as are to receive the same;

6. deliver to each of the Vendors a copy of the minutes of a meeting of the directors of the Purchaser:

     6.1 authorising the execution of this Agreement and related documents (such copy minutes being certified as correct by an officer of the Purchaser); and

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     6.2  resolving to create and issue the Purchase Notes.


                PART 3 - DELIVERY OF DOCUMENTS AND ACTIONS BY TCC

     Subject as provided in CLAUSE 5.4, on Completion TCC shall:

1. execute the instrument constituting the Purchase Notes by way of guaranteeing the obligations of the Purchaser thereunder;

2.   deliver a counterpart of the Deed of Contribution duly executed by TCC;

3.   deliver a counterpart of the Subordination Agreement duly executed by TCC;

4. deliver to the Vendors a copy of the minutes of a meeting of the directors of TCC authorising the execution of:

     4.1  the instrument constituting the Purchase Notes; and

     4.2  this Agreement.

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                                   SCHEDULE 3
                          DOCUMENTS IN THE AGREED TERMS

Consents, waivers and powers of attorney re: sale of Quotas
Deed of Contribution
Non Competition Agreements
Purchase Notes
Service Agreements
Subordination Agreement

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                                   SCHEDULE 4
                            DEED OF SALE AND TRANSFER

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                                   SCHEDULE 5
                     CONDUCT OF BUSINESS PENDING COMPLETION

(i) The business of the Company will be carried on as a going concern and in the normal course.

(ii) No physical assets of the Company shall be removed from any property of the Company save in the ordinary course of normal day to day trading.

(iii) The Vendors will use all reasonable endeavours to maintain the trade and trade connections of the Company.

(iv) All debts which the Company incurs in the normal course of the business will be settled within the applicable periods of credit.

(v) The Company will not enter into modify or agree to terminate any material contract (other than in the ordinary course of business) or incur any capital expenditure on any individual item for an amount in excess of 'L'100,000.

(vi) The Company will not appoint or employ any new employees or consultants at an annual salary or rate of remuneration in excess of 'L'30,000.

(vii) The Company will not alter materially or agree to alter materially the terms and conditions of employment (including benefits) of any of its employees and no Vendor will induce or endeavour to induce any of such employees to terminate their employment prior to Completion other than for a justifiable reason.

(viii) The Company will not dispose of any material assets used or required for the operation of the business of the Company (otherwise than in the ordinary course of business) or enter into any other transaction otherwise than in the ordinary course of business.

(ix) The Company will not create any mortgages, charges, or other encumbrances over its assets or undertakings nor give any guarantees or indemnities in respect of any third party otherwise than in the ordinary course of businesses.

(x) Save for debt collection in the ordinary course of business, the Company will not institute, settle or agree to settle any legal proceedings relating to the business of the Company.

(xi) The Company will not grant or modify or agree to terminate any rights or enter into any agreement relating to intellectual property or otherwise permit any of its rights relating to the intellectual property to lapse.

(xii) The Purchaser will be given full details of any material changes in the business, financial position and/or assets of the Company from the date hereof prior to Completion.

(xvi) All the insurance policies of the Company shall be continued for at least the same amount and on no less favourable terms than as before.

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SIGNED by GIACOMO GRASSI              )
in the presence of:-                  )
                                      )



SIGNED by FABRIZIO LAMBERTINI         )
in the presence of:-                  )



SIGNED by                             )
                                      )
for and on behalf of                  )
ASPECT VISION HOLDINGS LIMITED        )
in the presence of:-                  )



SIGNED by                             )
                                      )
for and on behalf of                  )
THE COOPER COMPANIES, INC.            )
in the presence of:-                  )

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